SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED JUNE 24, 2002
(To Prospectus dated January 16, 2002)



                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                    CHL Mortgage Pass-Through Trust 2002-12

                              -----------------


----------------------------
 The Class 3-A-1
 certificates represent
 obligations of the trust           The Class 3-A-1 Certificates
 only and do not
 represent an interest in           o   This supplement relates to the
 or obligation of                       offering of the Class 3-A-1
 CWMBS, Inc.,                           certificates of the series referenced
 Countrywide Home                       above. This supplement does not
 Loans, Inc.,                           contain complete information about the
 Countrywide Home                       offering of the Class 3-A-1
 Loans Servicing LP or                  certificates. Additional information
 any of their affiliates.               is contained in the prospectus
                                        supplement dated June 24, 2002,
 This supplement may be                 prepared in connection with the
 used to offer and sell the             offering of the offered certificates
 offered certificates only              of the series referenced above and in
 if accompanied by the                  the prospectus of the depositor dated
 prospectus supplement                  June 24, 2002. You are urged to read
 and the prospectus.                    this supplement, the prospectus
----------------------------            supplement and the prospectus in full.

                                    o   As of August 25, 2003, the class
                                        certificate balance of the Class 3-A-1
                                        certificates was approximately
                                        $52,783,443.






Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class 3-A-1 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

September 3, 2003

                               THE MORTGAGE POOL

     As of August 1, 2003 (the "Reference Date"), loan group 1 included approximately 749 Mortgage Loans having an aggregate Stated Principal Balance of approximately $298,789,085, loan group 2 included approximately 163 Mortgage Loans having an aggregate Stated Principal Balance of approximately $65,941,063 and loan group 3 included approximately 127 Mortgage Loans having an aggregate Stated Principal Balance of approximately $57,279,436.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                                      As of August 1, 2003
                                                                         -----------------------------------------------
                                                                          Loan Group 1    Loan Group 2    Loan Group 3
Total Number of Mortgage Loans.........................................       749             163             127
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days....................................................      1.87%           0.61%           0.00%
         60-90 days....................................................      0.40%           0.00%           0.79%
         91 days or more (excluding pending foreclosures)..............      0.67%           0.00%           0.00%
                                                                             -----           -----           -----
         Total Delinquencies...........................................      2.94%           0.61%           0.79%
                                                                             =====           =====           =====
Foreclosures Pending...................................................      0.40%           0.00%           0.00%
                                                                             -----           -----           -----
Total Delinquencies and foreclosures pending...........................      3.34%           0.61%           0.79%
                                                                             =====           =====           =====
--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     No Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to the Mortgage Loans in loan group 1, loan group 2 and loan group 3 as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

     A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans and securitized by the depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the servicing portfolio which increased from approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, to approximately $33.455 billion at December 31, 2002, and to approximately $42.595 billion at June 30, 2003. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to rounding):

                                                At February 28(29),                  At December 31,        At June 30,
                                     ---------------------------------------- --------------------------- --------------
                                         1999          2000          2001          2001          2002          2003
                                     ------------   ------------ ------------ ------------  ------------- --------------
Delinquent Mortgage Loans and
   Pending Foreclosures at
   Period End:
     30-59 days....................       1.03%         1.36%         1.61%         1.89%         2.11%         2.04%
     60-89 days....................       0.18          0.22          0.28          0.39          0.53          0.52
     90 days or more (excluding
        pending foreclosures)......       0.12%         0.16          0.14          0.23          0.35          0.70
                                     ------------   ------------ ------------ ------------  ------------- --------------
         Total of delinquencies           1.32%         1.75%         2.03%         2.51%         2.99%         3.25%
                                     ============   ============ ============ ============  ============= ==============
Foreclosures pending...............       0.14%         0.16%         0.27%         0.31%         0.31%         0.90%
                                     ============   ============ ============ ============  ============= ==============

Total delinquencies and
    foreclosures pending...........       1.46%         1.91%         2.30%         2.82%         3.31%         4.15%
                                     ============   ============ ============ ============  ============= ==============

Net Gains/(Losses) on liquidated
    loans(1).......................  $(2,882,524)   $(3,076,240) $(2,988,604) $(5,677,141)  $(10,788,657) $(10,244,403)
Percentage of Net Gains/(Losses)
    on liquidated loans(1)(2)......      (0.018)%       (0.017)%     (0.014)%     (0.022)%       (0.032)%      (0.024)%
Percentage of Net Gains/(Losses)
    on liquidated loans (based on
    average outstanding principal
    balance)(1)........................  (0.021)%      (0.017)%      (0.015)%      (0.023)%      (0.033)%      (0.025)%

    ----------
    (1) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties that are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

    (2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated
        period.


                                                           3

                  DESCRIPTION OF THE CLASS 3-A-1 CERTIFICATES

     The Class 3-A-1 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Priority of Distributions Among Certificates", " - Interest" and " - Principal."

     As of August 25, 2003 (the "Certificate Date"), the Class Certificate Balance of the Class 3-A-1 Certificates was approximately $52,783,443, evidencing a beneficial ownership interest of approximately 12.51% in the Trust Fund. As of the Certificate Date, the group 1 senior certificates had an aggregate principal balance of approximately $271,802,974 and evidenced in the aggregate a beneficial ownership interest of approximately 64.41% in the Trust Fund. As of the Certificate Date, the group 2 senior certificates had an aggregate principal balance of approximately $60,984,892 and evidenced in the aggregate a beneficial ownership interest of approximately 14.45% in the Trust Fund. As of the Certificate Date, the group 3 senior certificates had an aggregate principal balance of approximately $52,800,977 and evidenced in the aggregate a beneficial ownership interest of approximately 12.51% in the Trust Fund. As of the Certificate Date, the subordinated certificates had an aggregate principal balance of approximately $36,420,742 and evidenced in the aggregate a beneficial ownership interest of approximately 8.63% in the Trust Fund. For additional information with respect to the Class 3-A-1 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The August 2003 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the table appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (the "Revised Structuring Assumptions"):

     o the mortgage loans prepay at the specified constant percentages of the Prepayment Assumption,

     o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

     o prepayments are allocated as described in the prospectus supplement without giving effect to loss and delinquency tests,

     o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

     o the scheduled monthly payment for each mortgage loan has been calculated such that each mortgage loan will amortize in amounts sufficient to repay the current balance of the mortgage loan by its respective remaining term to maturity,

     o the Net Mortgage Rate is equal to the Mortgage Rate minus the sum of the master servicing fee and the trustee fee and, where applicable, amounts in respect of lender paid primary mortgage insurance on a mortgage loan,

     o the Class Certificate Balance of the Class 3-A-1 Certificates is as set forth on the cover page of this Supplement or as described under "Description of the Certificates,"

     o interest accrues on the Class 3-A-1 Certificates at the applicable interest rate as described in the prospectus supplement,

     o distributions in respect of the Class 3-A-1 Certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

     o the closing date of the sale of the Class 3-A-1 Certificates is September 8, 2003,

     o the seller is not required to repurchase or substitute for any mortgage loan,

     o the master servicer does not exercise the option to repurchase the mortgage loans described under "-- Optional Purchase of Defaulted Loans" and "-- Optional Termination" in the prospectus supplement, and

     o  no class of certificates becomes a Restricted Class.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement is the Standard Prepayment Assumption (the "Prepayment Assumption"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. 100% of the Prepayment Assumption assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Assumption assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 275% of the Prepayment Assumption assumes prepayment rates will be 0.55% per annum in month one, 1.10% per annum in month two, and increasing by 0.55% in each succeeding month until reaching a rate of 16.5% per annum in month 30 and remaining constant at 16.5% per annum thereafter. 0% of the Prepayment Assumption assumes no prepayments. There is no assurance that prepayments will occur at any of the Prepayment Assumption rate or at any other constant rate.

     While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans used in preparing the tables.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class 3-A-1 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.

               Percent of Class Certificate Balance Outstanding

                                                   Percentage of the
                                                 Prepayment Assumption
                                           --------------------------------
      Distribution Date                    0%    100%   275%   400%    500%
      -----------------                    ---   -----  -----  -----   ----
      Initial.........................     100   100    100    100     100
      September 2004..................     95    90     82     77      72
      September 2005..................     90    80     64     53      45
      September 2006..................     84    70     49     36      28
      September 2007..................     78    61     37     24      16
      September 2008..................     72    52     28     16      9
      September 2009..................     65    44     20     10      5
      September 2010..................     58    37     15     7       3
      September 2011..................     50    30     11     4       2
      September 2012..................     42    24     8      3       1
      September 2013..................     34    18     5      2       1
      September 2014..................     25    13     3      1       *
      September 2015..................     16    7      2      *       *
      September 2016..................     6     3      1      *       *
      September 2017..................     0     0      0      0       0
      Weighted Average Life (in years)**   7.76   5.89   3.82    2.91   2.39

--------------------------
(*) Less than 0.5% of the initial aggregate principal balance.
(**)Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $8,741,769, $300,000 and $6,464,331, respectively.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class 3-A-1 Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class 3-A-1 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class 3-A-1 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") subject to certain conditions.

                                    RATINGS

     The Class 3-A-1 Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Fitch Ratings. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class 3-A-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

Summary of Mortgage Loans in Group 1
(As of Reference Date)

Total Number of Loans                            749
Aggregate Principal Balance                 $298,789,085
Average Principal                             $398,917              $49,547 to $1,338,259
Weighted Average Mortgage Rate                 6.994%                  6.000% to 8.500%
Net Weighted Average Mortgage Rate             6.730%                  5.741% to 8.241%
Weighted Average Original Term (months)          315                      120 to 360
Weighted Average Remaining Term (months)         300                       73 to 347
Weighted Average Combined LTV                  72.30%                  17.82% to 95.00%

                                                        MORTGAGE RATES

Mortgage                                   Number of                                Aggregate          Percentage of Mortgage
Rate (%)                                 Mortgage Loans                         Principal Balance      Loans in Loan Group 1
-----------------------------------------------------------------------------------------------------------------------------
6.000                                          2                                    $631,082                    0.21         %
6.125                                          1                                    $121,224                    0.04
6.250                                          2                                    $983,203                    0.33
6.375                                          2                                    $642,835                    0.22
6.500                                          15                                  $6,728,281                   2.25
6.625                                          42                                 $16,579,012                   5.55
6.750                                          95                                 $40,277,607                   13.48
6.875                                         209                                 $82,906,204                   27.75
7.000                                         137                                 $54,049,039                   18.09
7.125                                          88                                 $33,409,097                   11.18
7.250                                          67                                 $25,613,616                   8.57
7.375                                          44                                 $18,367,346                   6.15
7.500                                          18                                  $8,371,762                   2.80
7.625                                          8                                   $3,376,114                   1.13
7.750                                          9                                   $2,915,932                   0.98
7.875                                          3                                   $1,341,057                   0.45
8.000                                          1                                    $272,184                    0.09
8.125                                          3                                   $1,150,697                   0.39
8.250                                          1                                    $329,535                    0.11
8.375                                          1                                    $329,472                    0.11
8.500                                          1                                    $393,786                    0.13
-----------------------------------------------------------------------------------------------------------------------------

Total                                         749                                 $298,789,085                 100.00        %
==============================================================================================================================


                                                    CURRENT MORTGAGE LOAN
                                                      PRINCIPAL BALANCES

Range of Mortgage                          Number of                                Aggregate          Percentage of Mortgage
Principal Balances ($)                   Mortgage Loans                         Principal Balance      Loans in Loan Group 1
-----------------------------------------------------------------------------------------------------------------------------
$0.01 - $100,000.00                            21                                  $1,741,496                  0.58          %
$100,000.01 - $200,000.00                      15                                  $2,196,243                  0.74
$200,000.01 - $300,000.00                      25                                  $6,545,078                  2.19
$300,000.01 - $400,000.00                     392                                 $137,876,304                 46.15
$400,000.01 - $500,000.00                     169                                 $75,157,069                  25.15
$500,000.01 - $600,000.00                      84                                 $45,152,856                  15.11
$600,000.01 - $700,000.00                      33                                 $20,800,505                  6.96
$700,000.01 - $800,000.00                      4                                   $3,047,580                  1.02
$800,000.01 - $900,000.00                      1                                    $883,963                   0.30
$900,000.01 - $1,000,000.00                    3                                   $2,929,206                  0.98
$1,000,000.01 - $1,500,000.00                  2                                   $2,458,785                  0.82
-----------------------------------------------------------------------------------------------------------------------------

Total                                         749                                 $298,789,085                100.00         %
==============================================================================================================================


                                                    DOCUMENTATION PROGRAM

                                           Number of                                Aggregate          Percentage of Mortgage
Type of Program                          Mortgage Loans                         Principal Balance      Loans in Loan Group 1
-----------------------------------------------------------------------------------------------------------------------------
Full/Alternative                              508                                 $209,962,141                 70.27         %
Reduced                                       194                                 $78,570,435                  26.30
Streamlined                                    38                                  $7,359,876                  2.46
CLUES Plus                                     9                                   $2,896,634                  0.97
-----------------------------------------------------------------------------------------------------------------------------

Total                                         749                                 $298,789,085                100.00         %
==============================================================================================================================


                                                ORIGINAL LOAN TO VALUE RATIOS

Range of Original                          Number of                                Aggregate          Percentage of Mortgage
Loan-to-Value Ratios %                   Mortgage Loans                         Principal Balance      Loans in Loan Group 1
-----------------------------------------------------------------------------------------------------------------------------
50.00 or below                                 49                                 $20,009,419                  6.70          %
50.01 - 55.00                                  14                                  $5,437,046                  1.82
55.01 - 60.00                                  41                                 $17,250,015                  5.77
60.01 - 65.00                                  57                                 $22,644,495                  7.58
65.01 - 70.00                                  89                                 $37,735,156                  12.63
70.01 - 75.00                                 109                                 $43,639,797                  14.61
75.01 - 80.00                                 332                                 $129,425,807                 43.32
80.01 - 85.00                                  11                                  $4,604,572                  1.54
85.01 - 90.00                                  31                                 $12,205,309                  4.08
90.01 - 95.00                                  16                                  $5,837,468                  1.95
----------------------------------------------------------------------------------------------------------------------------

Total                                         749                                 $298,789,085                 100.00        %
==============================================================================================================================

                                          STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                           Number of                                Aggregate          Percentage of Mortgage
State                                    Mortgage Loans                         Principal Balance      Loans in Loan Group 1
-----------------------------------------------------------------------------------------------------------------------------
California                                    370                                 $144,806,755                 48.46         %
Colorado                                      19                                   $8,467,373                  2.83
Florida                                       15                                   $6,020,116                  2.01
Illinois                                      23                                   $9,459,785                  3.17
Maryland                                      29                                  $11,796,201                  3.95
Massachusetts                                 18                                   $7,697,856                  2.58
Nevada                                        14                                   $6,280,333                  2.10
New Jersey                                    24                                  $10,153,101                  3.40
New York                                      40                                  $16,019,110                  5.36
Texas                                         22                                   $8,363,041                  2.80
Virginia                                      34                                  $13,018,715                  4.36
Washington                                    16                                   $6,039,287                  2.02
Other (less than 2%)                          125                                 $50,667,413                  16.95
-----------------------------------------------------------------------------------------------------------------------------

Total                                         749                                 $298,789,085                 100.00        %
==============================================================================================================================


                                                  PURPOSE OF MORTGAGE LOANS

                                           Number of                                Aggregate          Percentage of Mortgage
Loan Purpose                             Mortgage Loans                         Principal Balance      Loans in Loan Group 1
-----------------------------------------------------------------------------------------------------------------------------
Purchase                                      311                                 $122,822,661                 41.11         %
Refinance (rate/term)                         285                                 $113,025,811                 37.83
Refinance (cash-out)                          153                                 $62,940,613                  21.07
-----------------------------------------------------------------------------------------------------------------------------

Total                                         749                                 $298,789,085                 100.00        %
==============================================================================================================================


                                                TYPES OF MORTGAGED PROPERTIES

                                           Number of                                Aggregate          Percentage of Mortgage
Property Type                            Mortgage Loans                         Principal Balance      Loans in Loan Group 1
-----------------------------------------------------------------------------------------------------------------------------
Single Family                                 541                                 $216,129,614                 72.34         %
Planned Unit Development                      168                                 $66,588,234                  22.29
Low-rise Condominium                          27                                   $9,952,215                  3.33
2-4 Family                                    11                                   $5,404,220                  1.81
High-rise Condominium                          2                                    $714,802                   0.24
-----------------------------------------------------------------------------------------------------------------------------

Total                                         749                                 $298,789,085                 100.00        %
==============================================================================================================================


                                                       OCCUPANCY TYPES

                                           Number of                                Aggregate          Percentage of Mortgage
Occupancy Type                           Mortgage Loans                         Principal Balance      Loans in Loan Group 1
-----------------------------------------------------------------------------------------------------------------------------
Primary Residence                             729                                 $290,588,207                 97.26         %
Secondary Residence                           16                                   $6,311,137                  2.11
Investor Property                              4                                   $1,889,741                  0.63
-----------------------------------------------------------------------------------------------------------------------------

Total                                         749                                 $298,789,085                 100.00        %
=============================================================================================================================

                                                 REMAINING TERMS TO MATURITY

Remaining Terms to Maturity                Number of                                Aggregate          Percentage of Mortgage
(Months)                                 Mortgage Loans                         Principal Balance      Loans in Loan Group 1
-----------------------------------------------------------------------------------------------------------------------------
347                                           91                                   $36,088,275                 12.08         %
346                                           148                                  $59,060,715                 19.77
345                                           63                                   $23,634,411                 7.91
344                                           82                                   $33,527,501                 11.22
343                                           34                                   $13,371,758                 4.48
342                                           14                                   $5,402,150                  1.81
341                                           25                                   $10,746,064                 3.60
340                                           16                                   $6,380,262                  2.14
339                                           18                                   $7,637,856                  2.56
338                                            6                                   $2,010,830                  0.67
337                                           10                                   $3,754,959                  1.26
336                                            4                                   $1,487,470                  0.50
335                                            5                                   $1,696,346                  0.57
334                                            6                                   $2,217,296                  0.74
333                                            5                                   $1,997,766                  0.67
332                                            3                                   $1,286,882                  0.43
331                                            3                                   $1,027,112                  0.34
330                                            5                                   $1,816,551                  0.61
329                                            3                                   $1,484,915                  0.50
328                                            3                                    $611,637                   0.20
327                                            1                                    $377,904                   0.13
324                                            4                                   $1,808,443                  0.61
323                                            1                                    $80,848                    0.03
321                                            2                                    $148,609                   0.05
320                                            1                                    $354,122                   0.12
319                                            1                                    $329,535                   0.11
317                                            1                                    $459,565                   0.15
310                                            1                                    $553,856                   0.19
296                                            1                                    $303,932                   0.10
284                                            1                                    $120,706                   0.04
282                                            1                                    $432,313                   0.14
281                                            1                                    $543,971                   0.18
262                                            1                                    $370,552                   0.12
235                                            2                                    $917,507                   0.31
234                                            7                                   $2,585,950                  0.87
233                                            2                                    $785,866                   0.26
232                                            1                                    $317,169                   0.11
228                                            1                                    $340,982                   0.11
221                                            1                                    $485,444                   0.16
217                                            1                                    $426,933                   0.14
185                                            1                                    $366,968                   0.12
177                                           69                                   $29,406,262                 9.84
176                                           51                                   $21,806,340                 7.30
175                                           27                                   $10,188,846                 3.41
174                                            7                                   $3,406,342                  1.14
173                                            2                                   $1,088,459                  0.36
172                                            3                                    $966,227                   0.32
171                                            2                                    $948,987                   0.32
170                                            2                                    $884,827                   0.30
169                                            2                                    $872,419                   0.29
167                                            1                                    $344,530                   0.12
118                                            1                                    $289,282                   0.10
115                                            1                                    $344,698                   0.12
103                                            1                                    $203,859                   0.07
81                                             1                                    $315,166                   0.11
76                                             1                                    $210,884                   0.07
73                                             1                                    $160,027                   0.05
-----------------------------------------------------------------------------------------------------------------------------

Total                                         749                                 $298,789,085                 100.00        %
==============================================================================================================================

Summary of Mortgage Loans in Group 2
(As of Reference Date)

Total Number of Loans                                163
Aggregate Principal Balance                      $65,941,063
Average Principal                                  $404,546                     $5,349 to $1,028,914
Weighted Average Mortgage Rate                      6.600%                        6.125% to 7.375%
Net Weighted Average Mortgage Rate                  6.341%                        5.866% to 7.116%
Weighted Average Original Term (months)              311                             120 to 360
Weighted Average Remaining Term (months)             267                              3 to 318
Weighted Average Combined LTV                       70.84%                        21.75% to 95.00%

                                                        MORTGAGE RATES

Mortgage                                   Number of                                Aggregate          Percentage of Mortgage
Rate (%)                                 Mortgage Loans                         Principal Balance      Loans in Loan Group 2
-----------------------------------------------------------------------------------------------------------------------------
6.125                                          4                                   $1,656,873                  2.51          %
6.250                                         19                                   $7,529,683                  11.42
6.375                                         21                                   $8,415,884                  12.76
6.500                                         35                                  $13,429,541                  20.37
6.625                                         35                                  $15,105,903                  22.91
6.750                                         18                                   $6,954,096                  10.55
6.875                                         12                                   $5,495,453                  8.33
7.000                                         10                                   $3,936,799                  5.97
7.125                                          3                                   $1,195,554                  1.81
7.250                                          4                                   $1,559,189                  2.36
7.375                                          2                                    $662,088                   1.00
-----------------------------------------------------------------------------------------------------------------------------

Total                                         163                                 $65,941,063                  100.00        %
==============================================================================================================================


                                                    CURRENT MORTGAGE LOAN
                                                      PRINCIPAL BALANCES

Range of Mortgage                          Number of                                Aggregate          Percentage of Mortgage
Principal Balances ($)                   Mortgage Loans                         Principal Balance      Loans in Loan Group 2
-----------------------------------------------------------------------------------------------------------------------------
$0.01 - $100,000.00                            1                                     $5,349                    0.01          %
$200,000.01 - $300,000.00                      10                                  $2,916,049                  4.42
$300,000.01 - $400,000.00                      93                                  $32,493,911                 49.28
$400,000.01 - $500,000.00                      36                                  $16,010,036                 24.28
$500,000.01 - $600,000.00                      14                                  $7,723,046                  11.71
$600,000.01 - $700,000.00                      5                                   $3,091,801                  4.69
$800,000.01 - $900,000.00                      1                                    $834,234                   1.27
$900,000.01 - $1,000,000.00                    2                                   $1,837,721                  2.79
$1,000,000.01 - $1,500,000.00                  1                                   $1,028,914                  1.56
-----------------------------------------------------------------------------------------------------------------------------

Total                                         163                                  $65,941,063                 100.00        %
==============================================================================================================================


                                                    DOCUMENTATION PROGRAM

                                           Number of                                Aggregate          Percentage of Mortgage
Type of Program                          Mortgage Loans                         Principal Balance      Loans in Loan Group 2
-----------------------------------------------------------------------------------------------------------------------------
Reduced                                       100                                  $38,916,679                 59.02         %
Full/Alternative                              53                                   $23,270,001                 35.29
CLUES Plus                                     4                                   $1,391,500                  2.11
No Income / No Asset                           3                                   $1,151,610                  1.75
Stated Income / Stated Asset                   2                                     $743,019                  1.13
Streamlined                                    1                                     $468,254                  0.71
-----------------------------------------------------------------------------------------------------------------------------

Total                                         163                                  $65,941,063                 100.00        %
==============================================================================================================================


                                                ORIGINAL LOAN TO VALUE RATIOS

Range of Original                          Number of                                Aggregate          Percentage of Mortgage
Loan-to-Value Ratios %                   Mortgage Loans                         Principal Balance      Loans in Loan Group 2
-----------------------------------------------------------------------------------------------------------------------------
50.00 or below                                13                                   $5,642,658                  8.56          %
50.01 - 55.00                                  4                                   $1,839,619                  2.79
55.01 - 60.00                                 12                                   $4,761,734                  7.22
60.01 - 65.00                                 11                                   $4,376,836                  6.64
65.01 - 70.00                                 11                                   $4,579,895                  6.95
70.01 - 75.00                                 30                                   $11,606,587                 17.60
75.01 - 80.00                                 75                                   $30,748,244                 46.63
80.01 - 85.00                                  1                                    $477,425                   0.72
85.01 - 90.00                                  5                                   $1,510,103                  2.29
90.01 - 95.00                                  1                                    $397,963                   0.60
-----------------------------------------------------------------------------------------------------------------------------

Total                                         163                                  $65,941,063                 100.00        %
==============================================================================================================================

                                          STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                           Number of                                Aggregate          Percentage of Mortgage
State                                    Mortgage Loans                         Principal Balance      Loans in Loan Group 2
-----------------------------------------------------------------------------------------------------------------------------
Arizona                                        4                                   $1,491,423                   2.26         %
California                                    69                                   $28,097,125                  42.61
Colorado                                       4                                   $1,467,696                   2.23
Connecticut                                    2                                   $1,343,305                   2.04
Florida                                        5                                   $2,435,220                   3.69
Illinois                                       7                                   $2,609,342                   3.96
Maryland                                       7                                   $2,968,487                   4.50
Massachusetts                                  6                                   $2,310,469                   3.50
New Jersey                                     9                                   $3,750,604                   5.69
New York                                      18                                   $7,373,011                   11.18
Utah                                           4                                   $1,748,539                   2.65
Other (less than 2%)                          28                                   $10,345,841                  15.68
-----------------------------------------------------------------------------------------------------------------------------

Total                                         163                                  $65,941,063                  100.00       %
==============================================================================================================================


                                                  PURPOSE OF MORTGAGE LOANS

                                           Number of                                Aggregate          Percentage of Mortgage
Loan Purpose                             Mortgage Loans                         Principal Balance      Loans in Loan Group 2
-----------------------------------------------------------------------------------------------------------------------------
Purchase                                      73                                   $28,986,541                 43.96         %
Refinance (rate/term)                         60                                   $24,993,023                 37.90
Refinance (cash-out)                          30                                   $11,961,498                 18.14
-----------------------------------------------------------------------------------------------------------------------------

Total                                         163                                  $65,941,063                 100.00        %
==============================================================================================================================


                                    TYPES OF MORTGAGED PROPERTIES

                                           Number of                                Aggregate          Percentage of Mortgage
Property Type                            Mortgage Loans                         Principal Balance      Loans in Loan Group 2
-----------------------------------------------------------------------------------------------------------------------------
Single Family                                 123                                  $50,437,136                 76.49         %
Planned Unit Development                      33                                   $12,918,275                 19.59
Low-rise Condominium                           7                                   $2,585,651                  3.92
-----------------------------------------------------------------------------------------------------------------------------

Total                                         163                                  $65,941,063                 100.00        %
==============================================================================================================================


                                                       OCCUPANCY TYPES

                                           Number of                                Aggregate          Percentage of Mortgage
Occupancy Type                           Mortgage Loans                         Principal Balance      Loans in Loan Group 2
-----------------------------------------------------------------------------------------------------------------------------
Primary Residence                             154                                  $62,738,559                 95.14         %
Secondary Residence                            8                                   $2,773,789                  4.21
Investor Property                              1                                    $428,714                   0.65
-----------------------------------------------------------------------------------------------------------------------------

Total                                         163                                  $65,941,063                 100.00        %
==============================================================================================================================

                                                 REMAINING TERMS TO MATURITY

Remaining Terms to Maturity                Number of                                Aggregate          Percentage of Mortgage
(Months)                                 Mortgage Loans                         Principal Balance      Loans in Loan Group 2
-----------------------------------------------------------------------------------------------------------------------------
318                                            4                                   $2,150,321                  3.26          %
317                                            9                                   $3,317,442                  5.03
316                                            4                                   $1,772,433                  2.69
315                                            5                                   $1,867,076                  2.83
314                                            9                                   $4,068,922                  6.17
313                                            7                                   $2,436,129                  3.69
312                                            5                                   $2,417,041                  3.67
311                                            5                                   $1,821,682                  2.76
310                                            7                                   $2,981,518                  4.52
309                                           15                                   $5,429,199                  8.23
308                                            9                                   $3,712,969                  5.63
307                                            1                                    $364,279                   0.55
306                                            6                                   $2,767,793                  4.20
305                                            6                                   $2,759,963                  4.19
303                                            2                                    $799,440                   1.21
302                                            1                                    $481,121                   0.73
301                                            1                                    $327,640                   0.50
300                                            2                                    $693,140                   1.05
299                                            1                                    $313,392                   0.48
298                                            1                                    $376,595                   0.57
295                                            2                                    $893,243                   1.35
294                                            4                                   $1,262,036                  1.91
293                                            1                                    $426,798                   0.65
292                                            1                                    $314,511                   0.48
286                                            1                                    $614,572                   0.93
285                                            1                                    $345,043                   0.52
281                                            1                                    $366,424                   0.56
277                                            1                                    $364,681                   0.55
273                                            1                                    $353,263                   0.54
266                                            1                                    $581,817                   0.88
256                                            1                                    $376,171                   0.57
242                                            1                                    $528,727                   0.80
219                                            1                                    $354,689                   0.54
218                                            1                                    $914,591                   1.39
215                                            1                                    $415,193                   0.63
175                                            1                                    $287,834                   0.44
167                                            7                                   $2,409,413                  3.65
166                                            6                                   $2,908,711                  4.41
165                                           14                                   $5,472,186                  8.30
164                                            8                                   $3,091,675                  4.69
162                                            1                                    $392,594                   0.60
159                                            1                                    $420,212                   0.64
158                                            1                                    $335,601                   0.51
144                                            1                                    $334,167                   0.51
133                                            1                                    $412,003                   0.62
113                                            2                                    $901,465                   1.37
3                                              1                                     $5,349                    0.01
-----------------------------------------------------------------------------------------------------------------------------

Total                                         163                                  $65,941,063                 100.00         %
===============================================================================================================================

Summary of Mortgage Loans in Group 3
(As of Reference Date)

Total Number of Loans                            127
Aggregate Principal Balance                  $57,279,436
Average Principal                             $451,019                          $180,326 to $4,370,884
Weighted Average Mortgage Rate                 6.651%                              6.000% to 7.500%
Net Weighted Average Mortgage Rate             6.392%                              5.741% to 7.241%
Weighted Average Original Term (months)         308                                   180 to 360
Weighted Average Remaining Term (months)        262                                    73 to 317
Weighted Average Combined LTV                  70.41%                              25.76% to 95.00%

                                                        MORTGAGE RATES

Mortgage                                   Number of                                Aggregate          Percentage of Mortgage
Rate (%)                                 Mortgage Loans                         Principal Balance      Loans in Loan Group 3
-----------------------------------------------------------------------------------------------------------------------------
6.000                                          1                                    $359,126                   0.63          %
6.250                                          3                                   $1,354,950                  2.37
6.375                                         33                                   $14,962,150                 26.12
6.500                                         23                                   $9,221,362                  16.10
6.625                                         19                                   $7,972,266                  13.92
6.750                                         16                                   $6,412,937                  11.20
6.875                                         18                                   $11,292,228                 19.71
7.000                                          5                                   $2,291,061                  4.00
7.125                                          1                                    $323,534                   0.56
7.250                                          2                                    $665,264                   1.16
7.375                                          1                                    $324,246                   0.57
7.500                                          5                                   $2,100,313                  3.67
-----------------------------------------------------------------------------------------------------------------------------

Total                                         127                                  $57,279,436                 100.00        %
==============================================================================================================================


                                                    CURRENT MORTGAGE LOAN
                                                      PRINCIPAL BALANCES

Range of Mortgage                          Number of                                Aggregate          Percentage of Mortgage
Principal Balances ($)                   Mortgage Loans                         Principal Balance      Loans in Loan Group 3
-----------------------------------------------------------------------------------------------------------------------------
$100,000.01 - $200,000.00                      1                                    $180,326                   0.31          %
$200,000.01 - $300,000.00                      8                                   $2,277,755                  3.98
$300,000.01 - $400,000.00                     54                                   $18,824,316                 32.86
$400,000.01 - $500,000.00                     38                                   $16,843,811                 29.41
$500,000.01 - $600,000.00                     15                                   $8,068,053                  14.09
$600,000.01 - $700,000.00                      8                                   $4,975,770                  8.69
$800,000.01 - $900,000.00                      2                                   $1,738,521                  3.04
> $1,500,000.00                                1                                   $4,370,884                  7.63
-----------------------------------------------------------------------------------------------------------------------------

Total                                         127                                  $57,279,436                 100.00        %
==============================================================================================================================


                                                    DOCUMENTATION PROGRAM

                                           Number of                                Aggregate          Percentage of Mortgage
Type of Program                          Mortgage Loans                         Principal Balance      Loans in Loan Group 3
-----------------------------------------------------------------------------------------------------------------------------
Full/Alternative                              51                                   $26,823,118                 46.83         %
Reduced                                       66                                   $26,598,306                 46.44
CLUES Plus                                     3                                   $1,319,904                  2.30
Streamlined                                    3                                   $1,182,435                  2.06
No Income / No Asset                           3                                   $1,031,427                  1.80
Stated Income / Stated Asset                   1                                    $324,246                   0.57
-----------------------------------------------------------------------------------------------------------------------------

Total                                         127                                  $57,279,436                 100.00        %
==============================================================================================================================


                                                ORIGINAL LOAN TO VALUE RATIOS

Range of Original                          Number of                                Aggregate          Percentage of Mortgage
Loan-to-Value Ratios %                   Mortgage Loans                         Principal Balance      Loans in Loan Group 3
-----------------------------------------------------------------------------------------------------------------------------
50.00 or below                                 9                                   $3,512,127                  6.13          %
50.01 - 55.00                                 13                                   $8,772,000                  15.31
55.01 - 60.00                                  5                                   $2,276,707                  3.97
60.01 - 65.00                                 11                                   $5,190,432                  9.06
65.01 - 70.00                                 10                                   $4,247,626                  7.42
70.01 - 75.00                                 13                                   $4,672,085                  8.16
75.01 - 80.00                                 56                                   $24,350,632                 42.51
80.01 - 85.00                                  1                                    $452,291                   0.79
85.01 - 90.00                                  3                                   $1,358,562                  2.37
90.01 - 95.00                                  6                                   $2,446,974                  4.27
-----------------------------------------------------------------------------------------------------------------------------

Total                                         127                                  $57,279,436                 100.00        %
==============================================================================================================================


                                          STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                           Number of                                Aggregate          Percentage of Mortgage
State                                    Mortgage Loans                         Principal Balance      Loans in Loan Group 3
-----------------------------------------------------------------------------------------------------------------------------
California                                    67                                   $32,415,643                 56.59         %
Colorado                                       4                                   $1,978,541                  3.45
Georgia                                        4                                   $1,704,585                  2.98
Massachusetts                                  4                                   $1,265,091                  2.21
New Jersey                                     6                                   $2,558,885                  4.47
New York                                       6                                   $2,199,051                  3.84
Texas                                          3                                   $1,319,503                  2.30
Virginia                                       9                                   $3,863,792                  6.75
Other (less than 2%)                          24                                   $9,974,344                  17.41
-----------------------------------------------------------------------------------------------------------------------------
Total                                         127                                  $57,279,436                 100.00        %
==============================================================================================================================

                                                  PURPOSE OF MORTGAGE LOANS

                                           Number of                                Aggregate          Percentage of Mortgage
Loan Purpose                             Mortgage Loans                         Principal Balance      Loans in Loan Group 3
-----------------------------------------------------------------------------------------------------------------------------
Purchase                                      55                                   $24,480,451                 42.74         %
Refinance (rate/term)                         48                                   $19,442,706                 33.94
Refinance (cash-out)                          24                                   $13,356,280                 23.32
-----------------------------------------------------------------------------------------------------------------------------

Total                                         127                                  $57,279,436                 100.00        %
==============================================================================================================================


                                                TYPES OF MORTGAGED PROPERTIES

                                           Number of                                Aggregate          Percentage of Mortgage
Property Type                            Mortgage Loans                         Principal Balance      Loans in Loan Group 3
-----------------------------------------------------------------------------------------------------------------------------
Single Family                                 91                                   $37,007,435                 64.61         %
Planned Unit Development                      32                                   $18,261,617                 31.88
2-4 Family                                     2                                   $1,084,467                  1.89
Low-rise Condominium                           2                                    $925,917                   1.62
-----------------------------------------------------------------------------------------------------------------------------

Total                                         127                                  $57,279,436                 100.00        %
==============================================================================================================================


                                                       OCCUPANCY TYPES

                                           Number of                                Aggregate          Percentage of Mortgage
Occupancy Type                           Mortgage Loans                         Principal Balance      Loans in Loan Group 3
-----------------------------------------------------------------------------------------------------------------------------
Primary Residence                             126                                 $56,913,037                  99.36         %
Secondary Residence                            1                                    $366,399                   0.64
-----------------------------------------------------------------------------------------------------------------------------

Total                                         127                                 $57,279,436                  100.00        %
==============================================================================================================================


                                                 REMAINING TERMS TO MATURITY

Remaining Terms to Maturity                Number of                                Aggregate          Percentage of Mortgage
(Months)                                 Mortgage Loans                         Principal Balance      Loans in Loan Group 3
-----------------------------------------------------------------------------------------------------------------------------
317                                            8                                   $3,412,054                   5.96         %
316                                            2                                    $709,165                    1.24
315                                            2                                    $835,054                    1.46
314                                            5                                   $2,035,693                   3.55
313                                            2                                   $1,093,569                   1.91
312                                            5                                   $2,375,765                   4.15
311                                            4                                   $1,618,222                   2.83
310                                            6                                   $2,830,330                   4.94
309                                            8                                   $3,261,213                   5.69
308                                            9                                   $4,106,438                   7.17
307                                            4                                   $1,548,826                   2.70
306                                            5                                   $2,081,909                   3.63
305                                            1                                    $323,534                    0.56
304                                            2                                   $1,188,548                   2.07
303                                            6                                   $2,350,025                   4.10
302                                            2                                    $779,916                    1.36
301                                            2                                   $1,002,638                   1.75
299                                            1                                    $455,839                    0.80
297                                            1                                    $419,280                    0.73
295                                            1                                    $490,550                    0.86
293                                            4                                   $1,659,580                   2.90
290                                            2                                    $990,259                    1.73
287                                            1                                    $515,814                    0.90
286                                            1                                    $276,830                    0.48
284                                            1                                    $401,238                    0.70
283                                            1                                    $303,747                    0.53
282                                            1                                    $292,038                    0.51
280                                            1                                    $335,291                    0.59
266                                            1                                    $304,711                    0.53
263                                            1                                    $304,970                    0.53
262                                            1                                    $302,307                    0.53
256                                            1                                    $384,216                    0.67
250                                            1                                    $348,174                    0.61
247                                            1                                    $324,246                    0.57
238                                            1                                    $440,599                    0.77
215                                            2                                    $691,907                    1.21
167                                            9                                   $3,984,489                   6.96
166                                            6                                   $2,695,774                   4.71
165                                            4                                   $5,476,424                   9.56
164                                            6                                   $2,969,144                   5.18
161                                            1                                    $298,865                    0.52
159                                            1                                    $278,420                    0.49
158                                            1                                    $312,582                    0.55
142                                            1                                    $288,919                    0.50
73                                             1                                    $180,326                    0.31
-----------------------------------------------------------------------------------------------------------------------------

Total                                         127                                 $57,279,436                   100.00       %
==============================================================================================================================

                                   EXHIBIT 2

       THE                                                                                             Distribution Date:  8/25/03
     BANK OF
       NEW
      YORK
101 Barclay St, 8W
New York, NY 10286
                                                            Countrywide Home Loans
Officer:   Courtney Bartholomew                       Mortgage Pass-Through Certificates
           212-815-3236                                         Series 2002-12
Associate: Sean O'Connell
           212-815-6312
                                                Certificateholder Monthly Distribution Summary

                                              Certificate                       Pass
                                Class             Rate          Beginning      Through            Principal        Interest
Class              Cusip     Description          Type           Balance        Rate (%)        Distribution     Distribution
-----------------------------------------------------------------------------------------------------------------------------
1A1              12669CH94     Senior          Fix-30/360    51,024,973.97     5.250000        16,365,199.63      223,201.64
1A2              12669CJ27     Senior          Var-30/360    38,289,023.68     1.500000        12,280,408.35       47,854.29
1A3              12669CJ35    Strip IO         Var-30/360    38,289,023.68     7.000000                 0.00      223,320.00
1A4              12669CJ43     Senior          Fix-30/360             0.00     6.250000                 0.00            0.00
1A5              12669CJ50    Strip IO         Fix-30/360             0.00     6.500000                 0.00            0.00
1A6              12669CJ68     Senior          Fix-30/360             0.00     7.000000                 0.00            0.00
1A7              12669CJ76     Senior          Fix-30/360             0.00     7.000000                 0.00            0.00
1A8              12669CJ84     Senior          Fix-30/360             0.00     7.000000                 0.00            0.00
1A9              12669CJ92     Senior          Fix-30/360             0.00     7.000000                 0.00            0.00
1A10             12669CK25     Senior          Fix-30/360             0.00     7.000000                 0.00            0.00
1A11             12669CK33     Senior          Fix-30/360             0.00     7.000000                 0.00            0.00
1A12             12669CK41     Senior          Fix-30/360             0.00     7.000000                 0.00            0.00
1A13             12669CK58     Senior          Fix-30/360     2,167,464.11     5.250000         2,167,464.11        9,481.27
1A14             12669CK66     Senior          Fix-30/360     8,070,000.00     5.250000         1,115,989.68       35,301.09
1A15             12669CK74     Senior          Fix-30/360    13,000,000.00     6.500000                 0.00       70,406.38
1A16             12669CK82     Senior          Var-30/360             0.00     2.600000                 0.00            0.00
1A17             12669CK90     Senior          Var-30/360             0.00    16.200000                 0.00            0.00
1A18             12669CL24     Senior          Fix-30/360     2,180,088.36     5.750000         2,180,088.36       10,444.73
1A19             12669CL32     Senior          Fix-30/360     1,557,205.97     6.000000         1,557,205.97        7,784.89
1A20             12669CL40     Senior          Fix-30/360    24,759,574.95     6.500000        24,759,574.95      134,094.77
1A21             12669CL57     Senior          Var-30/360     1,206,834.63     1.650000         1,206,834.63        1,659.16
1A22             12669CL65    Strip IO         Var-30/360     1,206,834.63     6.850000                 0.00        6,888.01
1A23             12669CL73     Senior          Fix-30/360    27,317,552.92     6.500000         4,257,853.61      147,948.45
1A24             12669CL81     Senior          Fix-30/360    29,898,000.00     6.500000                 0.00      161,923.83
1A25             12669CL99     Senior          Fix-30/360    31,796,257.71     6.500000                 0.00            0.00
1A26             12669CM23     Senior          Fix-30/360       386,189.36     6.500000                 0.00            0.00
1A27             12669CM31     Senior          Fix-30/360   105,000,000.00     6.500000                 0.00      568,666.89
 1X              12669CM49    Strip IO         Fix-30/360   283,396,072.00     0.314485                 0.00       74,253.60
2A1              12669CM56     Senior          Fix-30/360    68,639,682.88     6.000000         7,703,089.21      343,198.41
 2X              12669CM64    Strip IO         Fix-30/360    62,885,974.11     0.397067                 0.00       20,808.29
3A1              12669CM72     Senior          Fix-30/360    60,176,963.64     6.000000         7,393,521.09      300,884.82
 3X              12669CM80    Strip IO         Fix-30/360    62,917,123.55     0.420345                 0.00       22,039.08
 PO                                                           1,142,028.10     0.000000           210,063.51            0.00
PO-1             12669CM98    Strip PO         Fix-30/360     1,055,962.02     0.000000           189,830.16            0.00
PO-2             12669CM98    Strip PO         Fix-30/360        68,384.23     0.000000            20,086.22            0.00
PO-3             12669CM98    Strip PO         Fix-30/360        17,681.85     0.000000               147.13            0.00
 AR              12669CN22     Senior          Fix-30/360             0.00     6.500000                 0.00            0.00

-----------------------------------------------------------------------------------------------------------------------------

 M               12669CN30     Junior          Fix-30/360    16,835,471.10     6.370213            25,881.67       89,361.42
 B1              12669CN48     Junior          Fix-30/360     7,716,343.37     6.370213            11,862.56       40,957.77
 B2              12669CN55     Junior          Fix-30/360     4,208,647.20     6.370213             6,470.08       22,339.18
 B3              12669CQ94     Junior          Fix-30/360     2,805,764.80     6.370213             4,313.39       14,892.79
 B4              12669CR28     Junior          Fix-30/360     2,805,764.80     6.370213             4,313.39       14,892.79
 B5              12669CR36     Junior          Fix-30/360     2,104,827.10     6.370213             3,235.78       11,172.26

-----------------------------------------------------------------------------------------------------------------------------

Totals                                                      503,088,658.65                    81,253,369.97     2,603,775.81

-----------------------------------------------------------------------------------------------------------------------------


                              Current                      Cumulative
               Total         Realized        Ending         Realized
Class       Distribution      Losses         Balance         Losses
---------------------------------------------------------------------
1A1         16,588,401.27      0.00       34,659,774.34       0.00
1A2         12,328,262.63      0.00       26,008,615.34       0.00
1A3            223,320.00      0.00       26,008,615.34       0.00
1A4                  0.00      0.00                0.00       0.00
1A5                  0.00      0.00                0.00       0.00
1A6                  0.00      0.00                0.00       0.00
1A7                  0.00      0.00                0.00       0.00
1A8                  0.00      0.00                0.00       0.00
1A9                  0.00      0.00                0.00       0.00
1A10                 0.00      0.00                0.00       0.00
1A11                 0.00      0.00                0.00       0.00
1A12                 0.00      0.00                0.00       0.00
1A13         2,176,945.38      0.00                0.00       0.00
1A14         1,151,290.77      0.00        6,954,010.32       0.00
1A15            70,406.38      0.00       13,000,000.00       0.00
1A16                 0.00      0.00                0.00       0.00
1A17                 0.00      0.00                0.00       0.00
1A18         2,190,533.09      0.00                0.00       0.00
1A19         1,564,990.86      0.00                0.00       0.00
1A20        24,893,669.71      0.00                0.00       0.00
1A21         1,208,493.78      0.00                0.00       0.00
1A22             6,888.01      0.00                0.00       0.00
1A23         4,405,802.06      0.00       23,059,699.32       0.00
1A24           161,923.83      0.00       29,898,000.00       0.00
1A25                 0.00      0.00       31,968,462.27       0.00
1A26                 0.00      0.00          388,280.92       0.00
1A27           568,666.89      0.00      105,000,000.00       0.00
 1X             74,253.60      0.00      232,825,841.55       0.00
2A1          8,046,287.63      0.00       60,936,593.67       0.00
 2X             20,808.29      0.00       56,754,507.03       0.00
3A1          7,694,405.91      0.00       52,783,442.56       0.00
 3X             22,039.08      0.00       55,565,359.88       0.00
 PO            210,063.51      0.00          931,964.60       0.00
PO-1           189,830.16      0.00          866,131.86       0.00
PO-2            20,086.22      0.00           48,298.02       0.00
PO-3               147.13      0.00           17,534.72       0.00
 AR                  0.00      0.00                0.00       0.00

---------------------------------------------------------------------

 M             115,243.09      0.00       16,809,589.44       0.00
 B1             52,820.33      0.00        7,704,480.81       0.00
 B2             28,809.26      0.00        4,202,177.12       0.00
 B3             19,206.17      0.00        2,801,451.41       0.00
 B4             19,206.17      0.00        2,801,451.41       0.00
 B5             14,408.04      0.00        2,101,591.32       0.00

---------------------------------------------------------------------

Totals      83,857,145.74      0.00      422,009,584.85       0.00

---------------------------------------------------------------------

                                    Page 1

       THE                                                                                             Distribution Date:  8/25/03
     BANK OF
       NEW
      YORK
101 Barclay St, 8W
New York, NY 10286
                                                            Countrywide Home Loans
Officer:   Courtney Bartholomew                       Mortgage Pass-Through Certificates
           212-815-3236                                         Series 2002-12
Associate: Sean O'Connell
           212-815-6312
                                                        Principal Distribution Detail

                                   Original          Beginning       Scheduled                    Unscheduled          Net
                                 Certificate       Certificate       Principal      Accretion      Principal        Principal
Class            Cusip             Balance           Balance       Distribution     Principal     Adjustments      Distribution
-------------------------------------------------------------------------------------------------------------------------------
1A1            12669CH94       114,984,154.00     51,024,973.97   16,365,199.63       0.00            0.00        16,365,199.63
1A2            12669CJ27        86,283,846.00     38,289,023.68   12,280,408.35       0.00            0.00        12,280,408.35
1A3            12669CJ35        86,283,846.00     38,289,023.68            0.00       0.00            0.00                 0.00
1A4            12669CJ43        75,000,000.00              0.00            0.00       0.00            0.00                 0.00
1A5            12669CJ50         2,884,615.00              0.00            0.00       0.00            0.00                 0.00
1A6            12669CJ68         7,300,000.00              0.00            0.00       0.00            0.00                 0.00
1A7            12669CJ76        13,500,000.00              0.00            0.00       0.00            0.00                 0.00
1A8            12669CJ84        16,200,000.00              0.00            0.00       0.00            0.00                 0.00
1A9            12669CJ92        19,086,000.00              0.00            0.00       0.00            0.00                 0.00
1A10           12669CK25         3,200,000.00              0.00            0.00       0.00            0.00                 0.00
1A11           12669CK33         4,045,000.00              0.00            0.00       0.00            0.00                 0.00
1A12           12669CK41         3,000,000.00              0.00            0.00       0.00            0.00                 0.00
1A13           12669CK58        15,000,000.00      2,167,464.11    2,167,464.11       0.00            0.00         2,167,464.11
1A14           12669CK66         8,070,000.00      8,070,000.00    1,115,989.68       0.00            0.00         1,115,989.68
1A15           12669CK74        13,000,000.00     13,000,000.00            0.00       0.00            0.00                 0.00
1A16           12669CK82        49,748,250.00              0.00            0.00       0.00            0.00                 0.00
1A17           12669CK90        16,582,750.00              0.00            0.00       0.00            0.00                 0.00
1A18           12669CL24        28,000,000.00      2,180,088.36    2,180,088.36       0.00            0.00         2,180,088.36
1A19           12669CL32        20,000,000.00      1,557,205.97    1,557,205.97       0.00            0.00         1,557,205.97
1A20           12669CL40       318,000,000.00     24,759,574.95   24,759,574.95       0.00            0.00        24,759,574.95
1A21           12669CL57        15,500,000.00      1,206,834.63    1,206,834.63       0.00            0.00         1,206,834.63
1A22           12669CL65        15,500,000.00      1,206,834.63            0.00       0.00            0.00                 0.00
1A23           12669CL73        29,500,000.00     27,317,552.92   4,257,853.61        0.00            0.00         4,257,853.61
1A24           12669CL81        29,898,000.00     29,898,000.00           0.00        0.00            0.00                 0.00
1A25           12669CL99        29,640,000.00     31,796,257.71           0.00  172,204.56            0.00                 0.00
1A26           12669CM23           360,000.00        386,189.36           0.00    2,091.55            0.00                 0.00
1A27           12669CM31       105,000,000.00    105,000,000.00           0.00        0.00            0.00                 0.00
 1X            12669CM49       866,383,509.32    283,396,072.00           0.00        0.00            0.00                 0.00
2A1            12669CM56       194,627,000.00     68,639,682.88   7,703,089.21        0.00            0.00         7,703,089.21
 2X            12669CM64       177,366,347.25     62,885,974.11           0.00        0.00            0.00                 0.00
3A1            12669CM72       176,266,000.00     60,176,963.64   7,393,521.09        0.00            0.00         7,393,521.09
 3X            12669CM80       177,443,988.52     62,917,123.55           0.00        0.00            0.00                 0.00
 PO                              2,000,986.67      1,142,028.10     210,063.51        0.00            0.00           210,063.51
PO-1           12669CM98         1,800,927.05      1,055,962.02     189,830.16        0.00            0.00           189,830.16
PO-2           12669CM98           172,561.75         68,384.23      20,086.22        0.00            0.00            20,086.22
PO-3           12669CM98            27,497.87         17,681.85         147.13        0.00            0.00               147.13
 AR            12669CN22               100.00              0.00           0.00        0.00            0.00                 0.00

-------------------------------------------------------------------------------------------------------------------------------

 M             12669CN30        17,172,900.00     16,835,471.10      25,881.67        0.00            0.00            25,881.67
 B1            12669CN48         7,871,000.00      7,716,343.37      11,862.56        0.00            0.00            11,862.56
 B2            12669CN55         4,293,000.00      4,208,647.20       6,470.08        0.00            0.00             6,470.08
 B3            12669CQ94         2,862,000.00      2,805,764.80       4,313.39        0.00            0.00             4,313.39
 B4            12669CR28         2,862,000.00      2,805,764.80       4,313.39        0.00            0.00             4,313.39
 B5            12669CR36         2,147,013.33      2,104,827.10       3,235.78        0.00            0.00             3,235.78

-------------------------------------------------------------------------------------------------------------------------------

Totals                       1,668,338,000.00    503,088,658.65  81,253,369.97  174,296.11            0.00        81,253,369.97

-------------------------------------------------------------------------------------------------------------------------------


                 Current          Ending           Ending
                Realized        Certificate      Certificate
Class            Losses           Balance          Factor
-------------------------------------------------------------
1A1               0.00         34,659,774.34    0.30143087663
1A2               0.00         26,008,615.34    0.30143087663
1A3               0.00         26,008,615.34    0.30143087663
1A4               0.00                  0.00    0.00000000000
1A5               0.00                  0.00    0.00000000000
1A6               0.00                  0.00    0.00000000000
1A7               0.00                  0.00    0.00000000000
1A8               0.00                  0.00    0.00000000000
1A9               0.00                  0.00    0.00000000000
1A10              0.00                  0.00    0.00000000000
1A11              0.00                  0.00    0.00000000000
1A12              0.00                  0.00    0.00000000000
1A13              0.00                  0.00    0.00000000000
1A14              0.00          6,954,010.32    0.86171131648
1A15              0.00         13,000,000.00    1.00000000000
1A16              0.00                  0.00    0.00000000000
1A17              0.00                  0.00    0.00000000000
1A18              0.00                  0.00    0.00000000000
1A19              0.00                  0.00    0.00000000000
1A20              0.00                  0.00    0.00000000000
1A21              0.00                  0.00    0.00000000000
1A22              0.00                  0.00    0.00000000000
1A23              0.00         23,059,699.32    0.78168472255
1A24              0.00         29,898,000.00    1.00000000000
1A25              0.00         31,968,462.27    1.07855810642
1A26              0.00            388,280.92    1.07855810642
1A27              0.00        105,000,000.00    1.00000000000
 1X               0.00        232,825,841.55    0.26873300224
2A1               0.00         60,936,593.67    0.31309424524
 2X               0.00         56,754,507.03    0.31998464145
3A1               0.00         52,783,442.56    0.29945334073
 3X               0.00         55,565,359.88    0.31314309571
 PO               0.00            931,964.60    0.46575252798
PO-1              0.00            866,131.86    0.48093667070
PO-2              0.00             48,298.02    0.27988830477
PO-3              0.00             17,534.72    0.63767561723
 AR               0.00                  0.00    0.00000000000

-------------------------------------------------------------

 M                0.00         16,809,589.44    0.97884395978
 B1               0.00          7,704,480.81    0.97884395978
 B2               0.00          4,202,177.12    0.97884395978
 B3               0.00          2,801,451.41    0.97884395978
 B4               0.00          2,801,451.41    0.97884395978
 B5               0.00          2,101,591.32    0.97884409657

-------------------------------------------------------------

Totals            0.00        422,009,584.85

-------------------------------------------------------------


                                    Page 2

       THE                                                                                             Distribution Date:  8/25/03
     BANK OF
       NEW
      YORK
101 Barclay St, 8W
New York, NY 10286
                                                            Countrywide Home Loans
Officer:   Courtney Bartholomew                       Mortgage Pass-Through Certificates
           212-815-3236                                         Series 2002-12
Associate: Sean O'Connell
           212-815-6312
                                                         Interest Distribution Detail

                 Beginning          Pass               Accrued         Cumulative                          Total
                Certificate        Through             Optimal           Unpaid           Deferred        Interest
Class             Balance          Rate (%)           Interest          Interest          Interest          Due
-------------------------------------------------------------------------------------------------------------------
1A1            51,024,973.97       5.250000          223,234.26           0.00              0.00         223,234.26
1A2            38,289,023.68       1.500000           47,861.28           0.00              0.00          47,861.28
1A3            38,289,023.68       7.000000          223,352.64           0.00              0.00         223,352.64
1A4                     0.00       6.250000                0.00           0.00              0.00               0.00
1A5                     0.00       6.500000                0.00           0.00              0.00               0.00
1A6                     0.00       7.000000                0.00           0.00              0.00               0.00
1A7                     0.00       7.000000                0.00           0.00              0.00               0.00
1A8                     0.00       7.000000                0.00           0.00              0.00               0.00
1A9                     0.00       7.000000                0.00           0.00              0.00               0.00
1A10                    0.00       7.000000                0.00           0.00              0.00               0.00
1A11                    0.00       7.000000                0.00           0.00              0.00               0.00
1A12                    0.00       7.000000                0.00           0.00              0.00               0.00
1A13            2,167,464.11       5.250000            9,482.66           0.00              0.00           9,482.66
1A14            8,070,000.00       5.250000           35,306.25           0.00              0.00          35,306.25
1A15           13,000,000.00       6.500000           70,416.67           0.00              0.00          70,416.67
1A16                    0.00       2.600000                0.00           0.00              0.00               0.00
1A17                    0.00      16.200000                0.00           0.00              0.00               0.00
1A18            2,180,088.36       5.750000           10,446.26           0.00              0.00          10,446.26
1A19            1,557,205.97       6.000000            7,786.03           0.00              0.00           7,786.03
1A20           24,759,574.95       6.500000          134,114.36           0.00              0.00         134,114.36
1A21            1,206,834.63       1.650000            1,659.40           0.00              0.00           1,659.40
1A22            1,206,834.63       6.850000            6,889.01           0.00              0.00           6,889.01
1A23           27,317,552.92       6.500000          147,970.08           0.00              0.00         147,970.08
1A24           29,898,000.00       6.500000          161,947.50           0.00              0.00         161,947.50
1A25           31,796,257.71       6.500000               25.17           0.00        172,204.56         172,229.73
1A26              386,189.36       6.500000                0.31           0.00          2,091.55           2,091.86
1A27          105,000,000.00       6.500000          568,750.00           0.00              0.00         568,750.00
 1X           283,396,072.00       0.314485           74,269.81           0.00              0.00          74,269.81
2A1            68,639,682.88       6.000000          343,198.41           0.00              0.00         343,198.41
 2X            62,885,974.11       0.397067           20,808.29           0.00              0.00          20,808.29
3A1            60,176,963.64       6.000000          300,884.82           0.00              0.00         300,884.82
 3X            62,917,123.55       0.420345           22,039.08           0.00              0.00          22,039.08
 PO             1,142,028.10       0.000000                0.00           0.00              0.00               0.00
PO-1            1,055,962.02       0.000000                0.00           0.00              0.00               0.00
PO-2               68,384.23       0.000000                0.00           0.00              0.00               0.00
PO-3               17,681.85       0.000000                0.00           0.00              0.00               0.00
 AR                     0.00       6.500000                0.00           0.00              0.00               0.00

-------------------------------------------------------------------------------------------------------------------

 M             16,835,471.10       6.370213           89,371.28           0.00              0.00          89,371.28
 B1             7,716,343.37       6.370213           40,962.29           0.00              0.00          40,962.29
 B2             4,208,647.20       6.370213           22,341.65           0.00              0.00          22,341.65
 B3             2,805,764.80       6.370213           14,894.43           0.00              0.00          14,894.43
 B4             2,805,764.80       6.370213           14,894.43           0.00              0.00          14,894.43
 B5             2,104,827.10       6.370213           11,173.50           0.00              0.00          11,173.50

-------------------------------------------------------------------------------------------------------------------

Totals        503,088,658.65                       2,604,079.87           0.00        174,296.11      2,778,375.98

-------------------------------------------------------------------------------------------------------------------


                  Net          Unscheduled
              Prepayment         Interest          Interest
Class        Int Shortfall      Adjustment           Paid
------------------------------------------------------------
1A1              32.62              0.00          223,201.64
1A2               6.99              0.00           47,854.29
1A3              32.64              0.00          223,320.00
1A4               0.00              0.00                0.00
1A5               0.00              0.00                0.00
1A6               0.00              0.00                0.00
1A7               0.00              0.00                0.00
1A8               0.00              0.00                0.00
1A9               0.00              0.00                0.00
1A10              0.00              0.00                0.00
1A11              0.00              0.00                0.00
1A12              0.00              0.00                0.00
1A13              1.39              0.00            9,481.27
1A14              5.16              0.00           35,301.09
1A15             10.29              0.00           70,406.38
1A16              0.00              0.00                0.00
1A17              0.00              0.00                0.00
1A18              1.53              0.00           10,444.73
1A19              1.14              0.00            7,784.89
1A20             19.60              0.00          134,094.77
1A21              0.24              0.00            1,659.16
1A22              1.01              0.00            6,888.01
1A23             21.62              0.00          147,948.45
1A24             23.67              0.00          161,923.83
1A25             25.17              0.00                0.00
1A26              0.31              0.00                0.00
1A27             83.11              0.00          568,666.89
 1X              16.21              0.00           74,253.60
2A1               0.00              0.00          343,198.41
 2X               0.00              0.00           20,808.29
3A1               0.00              0.00          300,884.82
 3X               0.00              0.00           22,039.08
 PO               0.00              0.00                0.00
PO-1              0.00              0.00                0.00
PO-2              0.00              0.00                0.00
PO-3              0.00              0.00                0.00
 AR               0.00              0.00                0.00

------------------------------------------------------------

 M                9.87              0.00           89,361.42
 B1               4.52              0.00           40,957.77
 B2               2.47              0.00           22,339.18
 B3               1.64              0.00           14,892.79
 B4               1.64              0.00           14,892.79
 B5               1.23              0.00           11,172.26

------------------------------------------------------------

Totals          304.07              0.00        2,603,775.81

------------------------------------------------------------

                                    Page 3

       THE                                                                                             Distribution Date:  8/25/03
     BANK OF
       NEW
       YORK
101 Barclay St, 8W
New York, NY 10286
                                                            Countrywide Home Loans
Officer:   Courtney Bartholomew                       Mortgage Pass-Through Certificates
           212-815-3236                                         Series 2002-12
Associate: Sean O'Connell
           212-815-6312
                                                         Current Payment Information
                                                              Factors per $1,000

                                         Original               Beginning Cert.
                                        Certificate                Notional              Principal                Interest
Class               Cusip                 Balance                  Balance             Distribution             Distribution
-----------------------------------------------------------------------------------------------------------------------------
1A1               12669CH94            114,984,154.00           443.756571593          142.325694962            1.941151291
1A2               12669CJ27             86,283,846.00           443.756571593          142.325694962            0.554614654
1A3               12669CJ35             86,283,846.00           443.756571593            0.000000000            2.588201721
1A4               12669CJ43             75,000,000.00             0.000000000            0.000000000            0.000000000
1A5               12669CJ50              2,884,615.00             0.000000000            0.000000000            0.000000000
1A6               12669CJ68              7,300,000.00             0.000000000            0.000000000            0.000000000
1A7               12669CJ76             13,500,000.00             0.000000000            0.000000000            0.000000000
1A8               12669CJ84             16,200,000.00             0.000000000            0.000000000            0.000000000
1A9               12669CJ92             19,086,000.00             0.000000000            0.000000000            0.000000000
1A10              12669CK25              3,200,000.00             0.000000000            0.000000000            0.000000000
1A11              12669CK33              4,045,000.00             0.000000000            0.000000000            0.000000000
1A12              12669CK41              3,000,000.00             0.000000000            0.000000000            0.000000000
1A13              12669CK58             15,000,000.00           144.497607118          144.497607118            0.632084648
1A14              12669CK66              8,070,000.00         1,000.000000000          138.288683517            4.374360663
1A15              12669CK74             13,000,000.00         1,000.000000000            0.000000000            5.415875107
1A16              12669CK82             49,748,250.00             0.000000000            0.000000000            0.000000000
1A17              12669CK90             16,582,750.00             0.000000000            0.000000000            0.000000000
1A18              12669CL24             28,000,000.00            77.860298579           77.860298579            0.373026078
1A19              12669CL32             20,000,000.00            77.860298579           77.860298579            0.389244603
1A20              12669CL40            318,000,000.00            77.860298579           77.860298579            0.421681653
1A21              12669CL57             15,500,000.00            77.860298579           77.860298579            0.107042266
1A22              12669CL65             15,500,000.00            77.860298579            0.000000000            0.444387588
1A23              12669CL73             29,500,000.00           926.018743096          144.334020544            5.015201859
1A24              12669CL81             29,898,000.00         1,000.000000000            0.000000000            5.415875107
1A25              12669CL99             29,640,000.00         1,072.748235956            0.000000000            0.000000000
1A26              12669CM23                360,000.00         1,072.748235956            0.000000000            0.000000000
1A27              12669CM31            105,000,000.00         1,000.000000000            0.000000000            5.415875107
 1X               12669CM49            866,383,509.32           327.102338573            0.000000000            0.085705229
2A1               12669CM56            194,627,000.00           352.672973863           39.578728619            1.763364869
 2X               12669CM64            177,366,347.25           354.554147870            0.000000000            0.117318122
3A1               12669CM72            176,266,000.00           341.398588746           41.945248016            1.706992944
 3X               12669CM80            177,443,988.52           354.574556595            0.000000000            0.124203024
 PO                                      2,000,986.67           570.732487688          104.979964709            0.000000000
PO-1              12669CM98              1,800,927.05           586.343581688          105.406910985            0.000000000
PO-2              12669CM98                172,561.75           396.288473711          116.400168944            0.000000000
PO-3              12669CM98                 27,497.87           643.026046992            5.350429762            0.000000000
 AR               12669CN22                    100.00             0.000000000            0.000000000            0.000000000

-----------------------------------------------------------------------------------------------------------------------------

 M                12669CN30             17,172,900.00           980.351082515            1.507122734            5.203629983
 B1               12669CN48              7,871,000.00           980.351082515            1.507122734            5.203629983
 B2               12669CN55              4,293,000.00           980.351082515            1.507122734            5.203629983
 B3               12669CQ94              2,862,000.00           980.351082515            1.507122734            5.203629983
 B4               12669CR28              2,862,000.00           980.351082515            1.507122734            5.203629983
 B5               12669CR36              2,147,013.33           980.351202570            1.507105998            5.203630620
-----------------------------------------------------------------------------------------------------------------------------

Totals                               1,668,338,000.00           351.564401572           56.780831565            1.819549832
-----------------------------------------------------------------------------------------------------------------------------


                        Ending Cert.             Pass
                          Notional              Through
Class                     Balance               Rate (%)
--------------------------------------------------------
1A1                    301.430876631            5.250000
1A2                    301.430876631            1.500000
1A3                    301.430876631            7.000000
1A4                      0.000000000            6.250000
1A5                      0.000000000            6.500000
1A6                      0.000000000            7.000000
1A7                      0.000000000            7.000000
1A8                      0.000000000            7.000000
1A9                      0.000000000            7.000000
1A10                     0.000000000            7.000000
1A11                     0.000000000            7.000000
1A12                     0.000000000            7.000000
1A13                     0.000000000            5.250000
1A14                   861.711316483            5.250000
1A15                 1,000.000000000            6.500000
1A16                     0.000000000            2.600000
1A17                     0.000000000           16.200000
1A18                     0.000000000            5.750000
1A19                     0.000000000            6.000000
1A20                     0.000000000            6.500000
1A21                     0.000000000            1.650000
1A22                     0.000000000            6.850000
1A23                   781.684722552            6.500000
1A24                 1,000.000000000            6.500000
1A25                 1,078.558106422            6.500000
1A26                 1,078.558106422            6.500000
1A27                 1,000.000000000            6.500000
 1X                    268.733002239            0.314485
2A1                    313.094245244            6.000000
 2X                    319.984641450            0.397067
3A1                    299.453340730            6.000000
 3X                    313.143095708            0.420345
 PO                    465.752527977            0.000000
PO-1                   480.936670703            0.000000
PO-2                   279.888304766            0.000000
PO-3                   637.675617229            0.000000
 AR                      0.000000000            6.500000

--------------------------------------------------------

 M                     978.843959781            6.370213
 B1                    978.843959781            6.370213
 B2                    978.843959781            6.370213
 B3                    978.843959781            6.370213
 B4                    978.843959781            6.370213
 B5                    978.844096572            6.370213
--------------------------------------------------------

Totals                 294.905370266
--------------------------------------------------------

                          Page 4

       THE
     BANK OF
       NEW
      YORK
101 Barclay St, 8W
New York, NY 10286
                                                            Countrywide Home Loans
Officer:   Courtney Bartholomew                       Mortgage Pass-Through Certificates
           212-815-3236                                         Series 2002-12
Associate: Sean O'Connell
           212-815-6312


Pool Level Data

Distribution Date                                                                                                          8/25/03
Cut-off Date                                                                                                               6/ 1/02
Determination Date                                                                                                         8/ 1/03
Accrual Period 30/360                           Begin                                                                      7/ 1/03
                                                End                                                                        8/ 1/03
Number of Days in 30/360 Accrual Period                                                                                         30


------------------------------------------------------------------------------
                            Collateral Information
------------------------------------------------------------------------------
Group 1
-------
Cut-Off Date Balance                                                                                              1,050,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                   364,717,544.25
Ending Aggregate Pool Stated Principal Balance                                                                      298,789,085.37

Beginning Aggregate Certificate Stated Principal Balance                                                            724,337,348.34
Ending Aggregate Certificate Stated Principal Balance                                                               641,316,540.09

Beginning Aggregate Loan Count                                                                                                 905
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                156
Ending Aggregate Loan Count                                                                                                    749

Beginning Weighted Average Loan Rate (WAC)                                                                               6.989104%
Ending Weighted Average Loan Rate (WAC)                                                                                  6.994162%

Beginning Net Weighted Average Loan Rate                                                                                 6.725544%
Ending Net Weighted Average Loan Rate                                                                                    6.730339%

Weighted Average Maturity (WAM) (Months)                                                                                       343

Servicer Advances                                                                                                        65,764.67

Aggregate Pool Prepayment                                                                                            65,627,164.61
Pool Prepayment Rate                                                                                                   90.7700 CPR


Group 2
-------
Cut-Off Date Balance                                                                                                200,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                    73,681,996.54
Ending Aggregate Pool Stated Principal Balance                                                                       65,941,062.53

Beginning Aggregate Certificate Stated Principal Balance                                                            724,337,348.34
Ending Aggregate Certificate Stated Principal Balance                                                               641,316,540.09

Beginning Aggregate Loan Count                                                                                                 181


                                                              Page 1

       THE
     BANK OF
       NEW
      YORK
101 Barclay St, 8W
New York, NY 10286
                                                            Countrywide Home Loans
Officer:   Courtney Bartholomew                       Mortgage Pass-Through Certificates
           212-815-3236                                         Series 2002-12
Associate: Sean O'Connell
           212-815-6312


Group 2
-------
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                 18
Ending Aggregate Loan Count                                                                                                    163

Beginning Weighted Average Loan Rate (WAC)                                                                               6.592319%
Ending Weighted Average Loan Rate (WAC)                                                                                  6.600031%

Beginning Net Weighted Average Loan Rate                                                                                 6.333319%
Ending Net Weighted Average Loan Rate                                                                                    6.341031%

Weighted Average Maturity (WAM) (Months)                                                                                       158

Servicer Advances                                                                                                         3,024.88

Aggregate Pool Prepayment                                                                                             7,477,879.79
Pool Prepayment Rate                                                                                                   72.4467 CPR


Group 3
-------
Cut-Off Date Balance                                                                                                181,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                    64,689,116.83
Ending Aggregate Pool Stated Principal Balance                                                                       57,279,435.87

Beginning Aggregate Certificate Stated Principal Balance                                                            724,337,348.34
Ending Aggregate Certificate Stated Principal Balance                                                               641,316,540.09

Beginning Aggregate Loan Count                                                                                                 143
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                 16
Ending Aggregate Loan Count                                                                                                    127

Beginning Weighted Average Loan Rate (WAC)                                                                               6.666191%
Ending Weighted Average Loan Rate (WAC)                                                                                  6.651477%

Beginning Net Weighted Average Loan Rate                                                                                 6.380213%
Ending Net Weighted Average Loan Rate                                                                                    6.363835%

Weighted Average Maturity (WAM) (Months)                                                                                       163

Servicer Advances                                                                                                         4,380.13

Aggregate Pool Prepayment                                                                                             7,179,201.17
Pool Prepayment Rate                                                                                                   75.7556 CPR


                                                              Page 2

       THE
     BANK OF
       NEW
      YORK
101 Barclay St, 8W
New York, NY 10286
                                                            Countrywide Home Loans
Officer:   Courtney Bartholomew                       Mortgage Pass-Through Certificates
           212-815-3236                                         Series 2002-12
Associate: Sean O'Connell
           212-815-6312


------------------------------------------------------------------------------
                            Certificate Information
------------------------------------------------------------------------------
Group 1
-------
Senior Percentage                                                                                                   92.5732005032%
Senior Prepayment Percentage                                                                                       100.0000000000%

Subordinate Percentage                                                                                               7.4267994968%
Subordinate Prepayment Percentage                                                                                    0.0000000000%

Group 2
-------
Senior Percentage                                                                                                   93.2431933840%
Senior Prepayment Percentage                                                                                       100.0000000000%

Subordinate Percentage                                                                                               6.7568066160%
Subordinate Prepayment Percentage                                                                                    0.0000000000%

Group 3
-------
Senior Percentage                                                                                                   93.0502990230%
Senior Prepayment Percentage                                                                                       100.0000000000%

Subordinate Percentage                                                                                               6.9497009770%
Subordinate Prepayment Percentage                                                                                    0.0000000000%



Certificate Account

Beginning Balance                                                                                                             0.00

Deposit
Payments of Interest and Principal                                                                                   83,924,246.68
Liquidation Proceeds                                                                                                          0.00
All Other Proceeds                                                                                                            0.00
Other Amounts                                                                                                                 0.00
                                                                                                                     -------------
Total Deposits                                                                                                       83,924,246.68


Withdrawals
Reimbursement of Servicer Advances                                                                                            0.00
Payment of Master Servicer Fees                                                                                          65,411.05
Payment of Sub Servicer Fees                                                                                              2,842.54
Payment of Other Fees                                                                                                         0.00
Payment of Insurance Premium(s)                                                                                               0.00
Payment of Personal Mortgage Insurance                                                                                    2,842.54
Other Permitted Withdrawal per the Pooling and Service Agreement                                                              0.00
Payment of Principal and Interest                                                                                    83,855,691.43
                                                                                                                     -------------
Total Withdrawals                                                                                                    83,926,787.55


                                                              Page 3

       THE
     BANK OF
       NEW
      YORK
101 Barclay St, 8W
New York, NY 10286
                                                            Countrywide Home Loans
Officer:   Courtney Bartholomew                       Mortgage Pass-Through Certificates
           212-815-3236                                         Series 2002-12
Associate: Sean O'Connell
           212-815-6312



                                                                                                                     -------------

Ending Balance                                                                                                              301.66


Master Servicing Fees Paid                                                                                               65,411.05
Insurance Premium(s) Paid                                                                                                     0.00
Personal Mortgage Insurance Fees Paid                                                                                     2,842.54
Other Fees Paid                                                                                                               0.00
                                                                                                                     -------------
Total Fees                                                                                                               68,253.59



------------------------------------------------------------------------------
                           Delinquency Information
------------------------------------------------------------------------------
Group 1
-------

Delinquency                                    30-59 Days             60-89 Days               90+ Days                  Totals
-----------                                    ----------             ----------               --------                  ------
Scheduled Principal Balance                   5,959,084.95            621,806.17             1,609,758.80             8,190,649.92
Percentage of Total Pool Balance                 1.994412%             0.208109%                0.538761%                2.741281%
Number of Loans                                         14                     3                        5                       22
Percentage of Total Loans                        1.869159%             0.400534%                0.667557%                2.937250%

Foreclosure
-----------

Scheduled Principal Balance                                                                                           1,434,663.69
Percentage of Total Pool Balance                                                                                         0.480159%
Number of Loans                                                                                                                  3
Percentage of Total Loans                                                                                                0.400534%

REO
---

Scheduled Principal Balance                                                                                                   0.00
Percentage of Total Pool Balance                                                                                         0.000000%
Number of Loans                                                                                                                  0
Percentage of Total Loans                                                                                                0.000000%

Book Value of all REO Loans                                                                                                   0.00
Percentage of Total Pool Balance                                                                                         0.000000%

Current Realized Losses                                                                                                       0.00
Additional Gains (Recoveries)/Losses                                                                                          0.00
Total Realized Losses                                                                                                         0.00

Group 2
-------


                                                              Page 4

       THE
     BANK OF
       NEW
      YORK
101 Barclay St, 8W
New York, NY 10286
                                                            Countrywide Home Loans
Officer:   Courtney Bartholomew                       Mortgage Pass-Through Certificates
           212-815-3236                                         Series 2002-12
Associate: Sean O'Connell
           212-815-6312


Group 2
-------

Delinquency                                    30-59 Days             60-89 Days               90+ Days                  Totals
-----------                                    ----------             ----------               --------                  ------
Scheduled Principal Balance                    327,639.59                   0.00                   0.00                327,639.59
Percentage of Total Pool Balance                0.496867%              0.000000%              0.000000%                 0.496867%
Number of Loans                                         1                      0                      0                         1
Percentage of Total Loans                       0.613497%              0.000000%              0.000000%                 0.613497%

Foreclosure
-----------
Scheduled Principal Balance                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%

REO
---
Scheduled Principal Balance                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%

Book Value of all REO Loans                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%

Current Realized Losses                                                                                                      0.00
Additional Gains (Recoveries)/Losses                                                                                         0.00
Total Realized Losses                                                                                                        0.00

Group 3
-------

Delinquency                                    30-59 Days             60-89 Days               90+ Days                  Totals
-----------                                    ----------             ----------               --------                  ------
Scheduled Principal Balance                          0.00             448,565.80                   0.00                448,565.80
Percentage of Total Pool Balance                0.000000%              0.783118%              0.000000%                 0.783118%
Number of Loans                                         0                      1                      0                         1
Percentage of Total Loans                       0.000000%              0.787402%              0.000000%                 0.787402%

Foreclosure
-----------
Scheduled Principal Balance                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%


                                                              Page 5

       THE
     BANK OF
       NEW
      YORK
101 Barclay St, 8W
New York, NY 10286
                                                            Countrywide Home Loans
Officer:   Courtney Bartholomew                       Mortgage Pass-Through Certificates
           212-815-3236                                         Series 2002-12
Associate: Sean O'Connell
           212-815-6312


REO
---
Scheduled Principal Balance                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%

Book Value of all REO Loans                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%

Current Realized Losses                                                                                                      0.00
Additional Gains (Recoveries)/Losses                                                                                         0.00
Total Realized Losses                                                                                                        0.00



------------------------------------------------------------------------------
                 Subordination/Credit Enhancement Information
------------------------------------------------------------------------------

Protection                                                                              Original                          Current
----------                                                                              --------                          -------
Bankruptcy Loss                                                                       300,000.00                       300,000.00
Bankruptcy Percentage                                                                  0.020964%                        0.071088%
Credit/Fraud Loss                                                                  37,092,354.00                     6,464,330.90
Credit/Fraud Loss Percentage                                                           2.592058%                        1.531797%
Special Hazard Loss                                                                37,092,354.00                     8,741,768.96
Special Hazard Loss Percentage                                                         2.592058%                        2.071462%

Credit Support                                                                          Original                          Current
--------------                                                                          --------                          -------
Class A                                                                         1,631,130,086.67                   604,895,798.57
Class A Percentage                                                                    97.769762%                       94.320941%

Class M                                                                            17,172,900.00                    16,809,589.44
Class M Percentage                                                                     1.029342%                        2.621106%

Class B1                                                                            7,871,000.00                     7,704,480.81
Class B1 Percentage                                                                    0.471787%                        1.201354%

Class B2                                                                            4,293,000.00                     4,202,177.12
Class B2 Percentage                                                                    0.257322%                        0.655242%

Class B3                                                                            2,862,000.00                     2,801,451.41
Class B3 Percentage                                                                    0.171548%                        0.436828%

Class B4                                                                            2,862,000.00                     2,801,451.41
Class B4 Percentage                                                                    0.171548%                        0.436828%

Class B5                                                                            2,147,013.33                     2,101,591.32
Class B5 Percentage                                                                    0.128692%                        0.327700%


                                                              Page 6

       THE
     BANK OF
       NEW
      YORK
101 Barclay St, 8W
New York, NY 10286
                                                            Countrywide Home Loans
Officer:   Courtney Bartholomew                       Mortgage Pass-Through Certificates
           212-815-3236                                         Series 2002-12
Associate: Sean O'Connell
           212-815-6312


Credit Support                                                                               Original                    Current
--------------                                                                               --------                    -------



------------------------------------------------------------------------------
                           Reserve Fund Information
------------------------------------------------------------------------------

Class 1A11 Rounding Account
---------------------------
Beginning Balance                                                                                                        1,000.00
Deposits                                                                                                                     0.00
Accrued Interest                                                                                                             0.00
Withdrawals                                                                                                                  0.00
Ending Balance                                                                                                           1,000.00



------------------------------------------------------------------------------
                         Compensating Interest Detail
------------------------------------------------------------------------------

Total Gross Prepayment Interest Shortfall                                                                               39,399.08
Compensation for Gross PPIS from Servicing Fees                                                                         39,399.08

Total Net PPIS (Non-Supported PPIS)                                                                                          0.00


                                                              Page 7